UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2010
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 28, 2010, PAA Natural Gas Storage, L.P. (“PNG”) entered into a definitive purchase and sale agreement (the “Agreement”) with SGR Holdings, L.L.C. and Southern Pines Energy Investment Co., LLC to acquire SG Resources Mississippi, L.L.C., which entity owns the Southern Pines Energy Center natural gas storage facility (the “Acquisition”). Plains All American Pipeline, L.P. (“PAA”) is also a party to the Agreement for the limited purpose of providing certain indemnity support regarding PNG’s obligation to fund the purchase price at closing. Subject to regulatory approval, the Acquisition is expected to close during the first quarter of 2011. Total consideration for the Acquisition is approximately $750 million, subject to adjustment as provided in the Agreement.
     PNG has arranged financing of $800 million to fund the purchase price, closing costs, and the first 18 months of expected expansion capital. This financing is composed of $600 million of equity, approximately $262 million of which will be provided by a private placement of approximately 12.2 million common units of PNG to funds managed by Kayne Anderson Capital Advisors, Tortoise Capital, ClearBridge Advisors and other investors. PAA will provide the remaining $338 million of equity capital through the purchase of approximately 15 million common units of PNG and a proportionate general partner capital contribution of approximately $12 million. As a result of this transaction, PAA’s aggregate ownership in PNG will decrease to 70% from 77% prior to the transaction. PAA will continue to own 100% of PNG’s general partner and PNG’s incentive distribution rights. PAA will also provide debt financing in the form of a $200 million three-year loan to PNG.
     The $538 million of financing to be provided by PAA to PNG will be funded by a combination of proceeds from PAA’s fourth quarter equity offering and initially from borrowings under PAA’s credit facilities.
Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
     On December 29, 2010, PNG issued a press release with respect to the Acquisition and related financing described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 2.1 —	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment

Co., LLC and PAA Natural Gas Storage, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of PNG filed on December 30, 2010).

Exhibit 99.1 —	Press Release dated December 29, 2010 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of PNG filed on December 30, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: December 30, 2010	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Senior Vice President and CFO

INDEX TO EXHIBITS

Exhibit
No.	Description

2.1	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment Co., LLC and PAA Natural Gas Storage, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of PNG filed on December 30, 2010).

99.1	Press Release dated December 29, 2010 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of PNG filed on December 30, 2010).